EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 114 to the Registration Statement (File Nos. 2-11401 and 811-203) (the “Registration Statement”) of Massachusetts Investors Trust (the “Registrant”), of my opinion dated April 27, 2018, appearing in Post-Effective Amendment No. 110 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on April 27, 2018.

SUSAN A. PEREIRA
Susan A. Pereira
Vice President and Assistant General Counsel

Boston, Massachusetts

April 28, 2020